UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2008

Pharma-Bio Serv, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-50956	20-0653570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

373 Méndez Vigo, Suite 110, Dorado, Puerto Rico 00646
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(787) 278-2709

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 15, 2008, Juan Pablo Gutiérrez was appointed as Chief Operating Officer of Pharma-Bio Serv, Inc. (the “Company”). Prior to his appointment as an officer of the Company, Mr. Gutiérrez served as Executive Director, Plant Manager, AML-14 of Amgen Manufacturing, Ltd. from October 2005 through January 14, 2008. Mr. Gutiérrez also previously served as Director, Plant Manager, AML-1 from January 2004 through October 2005 and Manufacturing Associate Director from August 2002 though January 2004 of Amgen Manufacturing, Ltd. Mr. Gutiérrez served in various capacities with Bristol-Myers Squibb Holdings Pharma Ltd. from 1987 through 2002. Mr. Gutiérrez obtained a B.S. in Biology from the University of Puerto Rico, Mayaguez Campus.

There is no family relationship between any Mr. Gutiérrez and any of the Company’s executive officers or directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMA-BIO SERV, INC.
(Registrant)

Date: January 15, 2008	/s/ Elizabeth Plaza
Elizabeth Plaza, Chief Executive Officer